LETTER AGREEMENT

AMG GW&K Municipal Enhanced SMA Shares

Amended and Restated Distribution Agreement

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AMG Distributors, Inc.

680 Washington Boulevard, Suite 500

Stamford, CT 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. (“AMGDI”) and AMG Funds (the “Trust”), dated as of September 17, 2015, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

The Trust hereby notifies you that it is creating a new series to be named AMG GW&K Municipal Enhanced SMA Shares (the “New Fund”), and that the Trust desires AMGDI to provide distribution services with respect to such New Fund pursuant to the terms and conditions of the Distribution Agreement. Attached as Schedule A is an amended and restated Appendix A to the Distribution Agreement.

Please acknowledge your agreement to provide the services contemplated by the Distribution Agreement to the New Fund and your agreement to amend the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds

By:
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date:

Schedule A

AMENDED AND RESTATED APPENDIX A

AMG GW&K Emerging Markets Equity Fund
AMG GW&K Emerging Wealth Equity Fund
AMG GW&K Municipal Bond Fund
AMG GW&K Municipal Enhanced Yield Fund
AMG GW&K Municipal Enhanced SMA Shares
AMG GW&K Small Cap Core Fund
AMG GW&K Small Cap Value Fund
AMG GW&K Small/Mid Cap Fund
AMG Renaissance Large Cap Growth Fund
AMG TimesSquare Global Small Cap Fund
AMG TimesSquare Emerging Markets Small Cap Fund
AMG TimesSquare International Small Cap Fund
AMG TimesSquare Mid Cap Growth Fund
AMG TimesSquare Small Cap Growth Fund
AMG Yacktman Focused Fund
AMG Yacktman Fund
AMG Yacktman Global Fund
AMG Yacktman Special Opportunities Fund

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